Exhibit 99.2

Ozop Energy Solutions Awarded Contract from a Leading EV-powered Aircraft Company

Contract Awarded for One 100KW DC Power Supply and One 100KW Load Bank – From a US Company Developing Electric Commercial Aircraft

Warwick, NY-October 20, 2021 –Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), announced today that its wholly owned subsidiary, Power Conversion Technologies, Inc. (PCTI), has received an order from an electric commercial aircraft company for a solid-state 100KW power supply and a large 100KW load bank. PCTI spent many hours working with the company to ensure all specifications of the products would fit their application. This unit is one of three to be delivered over the next year.

“I am so proud of the PCTI organization as we are expanding our portfolio and reaching into a new market space. On the customer front our team worked for numerous hours designing and engineering the solution with the customer, to accommodate this new application for the aerospace industry,” said Bill Yargeau President PCTI.

The EV-powered aviation company is developing a zero-emission aircraft for the commercial industry. Their current project is around a single-aisle electric aircraft designed to travel short distances. They are currently testing their latest model and are looking to have an EV-powered aircraft supporting commercial airline travel around 2030.

“EV-powered aircraft will be a huge contributor to improving the environment and reducing climate change by the next decade, and it will happen thanks to technology from PCTI,” said Brian Conway, CEO of Ozop Energy Solutions. “PCTI provides critical components to help deliver green solutions to the aerospace sector.”

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. designs, engineers, manufactures, and distributes standard and custom power electronic solutions for industrial, military and sustainable energy sectors. Founded in 1991 and located in East Butler, Pennsylvania, PCTI’s mission is to be the global leader for high power electronics with the highest standard of reliability, quality and continued innovation. For more information on PCTI please follow us on our website www.pcti.com or Twitter, Facebook and LinkedIn.

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Media Relations Contact - Ozop

Rubenstein Public Relations

212-805-3055

bhyland@rubensteinpr.com

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com